Form N-SAR

Sub-Item 77E
Legal Proceedings
2-34393, 811-1879

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Investment Fund Annual Report to
Shareholders, filed on Form N-CSR on December 27, 2004, accession number 0000277751-04-000012(File No. 2-34393).